                                                      TABLE 1
                                                      -------
                                            AVERAGE ANNUAL TOTAL RETURN

                                                                                                          From Date
                                                                                                          Subaccount
                                                        One Year      Five Years        Ten Years        Established
                                          Date           Ended           Ended            Ended            Through
Subaccount                             Established     12/31/1999     12/31/1999        12/31/1999        12/31/1999
----------                             -----------     -----------    -----------       -----------      -----------
Diversified Bond                          6/83           -8.37%         2.72%              7.41%            7.39%
Government Income                         5/89          -10.19%         1.99%              5.23%            6.24%
Conservative Balanced                     6/83           -1.12%         9.48%             10.35%            9.26%
Flexible Managed                          5/83           -0.05%        10.69%             12.31%           10.36%
High Yield Bond                           2/87           -3.20%         5.65%              7.89%            6.48%
Stock Index                              10/87           12.66%        23.43%             19.20%           17.39%
Equity Income                             2/88            4.67%        15.46%             14.70%           13.17%
Equity                                    6/83            4.63%        14.70%             16.39%           13.54%
Prudential Jennison                       5/95           34.22%          N/A                N/A            30.10%
Small Capitalization Stock                5/95            4.84%          N/A                N/A            14.08%
Global                                    5/89           40.25%        21.34%             11.00%           12.02%
Natural Resources                         5/88           37.97%        10.98%             10.73%            9.59%


                                                 TABLE 2
                                                 -------
                              AVERAGE ANNUAL TOTAL RETURN ASSUMING NO WITHDRAWAL

                                                                                                          From Date
                                                                                                          Subaccount
                                                        One Year      Five Years        Ten Years        Established
                                          Date           Ended          Ended             Ended            Through
Subaccount                             Established     12/31/1999     12/31/1999        12/31/1999        12/31/1999
----------                             -----------     -----------    -----------       -----------      -----------
Diversified Bond                          6/83           -2.21%         3.19%              7.41%            7.39%
Government Income                         5/89           -4.15%         2.47%              5.23%            6.24%
Conservative Balanced                     6/83            5.14%         9.83%             10.35%            9.26%
Flexible Managed                          5/83            6.20%        11.02%             12.31%           10.36%
High Yield Bond                           2/87            3.08%         6.07%              7.89%            6.48%
Stock Index                              10/87           18.82%        23.61%             19.20%           17.39%
Equity Income                             2/88           10.89%        15.73%             14.70%           13.17%
Equity                                    6/83           10.85%        14.98%             16.39%           13.54%
Prudential Jennison                       5/95           40.24%          N/A                N/A            30.31%
Small Capitalization Stock                5/95           11.06%          N/A                N/A            14.50%
Global                                    5/89           46.22%        21.54%             11.00%           12.02%
Natural Resources                         5/88           43.96%        11.31%             10.73%            9.59%



                                                 TABLE 3
                                                 -------
                                 CUMULATIVE TOTAL RETURN ASSUMING NO WITHDRAWAL

                                                                                                          From Date
                                                                                                          Subaccount
                                                        One Year      Five Years        Ten Years        Established
                                          Date           Ended           Ended            Ended            Through
Subaccount                             Established     12/31/1999     12/31/1999        12/31/1999        12/31/1999
----------                             -----------     -----------    -----------       -----------      -----------
Diversified Bond                          6/83           -2.21%        16.99%            104.36%          225.71%
Government Income                         5/89           -4.15%        12.99%             72.24%           90.74%
Conservative Balanced                     6/83            5.14%        59.83%            167.69%          334.03%
Flexible Managed                          5/83            6.20%        68.65%            219.16%          413.74%
High Yield Bond                           2/87            3.08%        34.24%            113.80%          124.02%
Stock Index                              10/87           18.82%       188.60%            479.08%          607.37%
Equity Income                             2/88           10.89%       107.60%            294.25%          333.99%
Equity                                    6/83           10.85%       100.93%            356.29%          720.49%
Prudential Jennison                       5/95           40.24%          N/A                N/A           244.12%
Small Capitalization Stock                5/95           11.06%          N/A                N/A            88.18%
Global                                    5/89           46.22%       165.26%            204.39%          235.65%
Natural Resources                         5/88           43.96%        70.84%            177.13%          190.98%
